INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registration Statement No. 33-86500 of Ameritas Life Insurance Corp. Separate Account LLVL on Form S-6 of our reports dated February 5, 2000, on the financial statements of Ameritas Life Insurance Corp. and the subaccounts of Ameritas Life Insurance Corp. Separate Account LLVL appearing in the Prospectus, included in Post-Effective Amendment No. 7 to Registration Statement No. 33-86500, and to the reference to us under the heading "Experts" in such Prospectus.




/s/ Deloitte & Touche LLP

Lincoln, Nebraska
October 5, 2000